                                                                   EXHIBIT 10.22

                               OPERATING AGREEMENT
                                       OF
                          PREMIER BOXBOARD LIMITED LLC


         THIS OPERATING AGREEMENT (this "Agreement") of PREMIER BOXBOARD LIMITED LLC, a Delaware limited liability company (the "Company") is made and entered into as of May 6, 1999, by and between INLAND PAPERBOARD AND PACKAGING, INC. ("Inland") and PBL INC. ("PBL") (together referred to as the "Members," and sometimes individually as "Member") and governs the operation and management of the Company. CARAUSTAR INDUSTRIES, INC. ("Caraustar"), the owner of PBL, joins in SECTION 10.10 of this Agreement for the purpose of guaranteeing the obligations of PBL hereunder.

                                   BACKGROUND

         Inland operates a containerboard mill and related facilities in Newport, Indiana (the "Newport Mill"). The business of the Newport Mill is sometimes referred to hereinafter as the "Business". Pursuant to an Agreement to Form LLC dated as of the date hereof (the "Formation Agreement") between Inland, PBL and Caraustar, the parties agreed to form the Company to make certain improvements to, and modify the Newport Mill (the "Modifications") to produce both containerboard, gypsum facing paper and other non-containerboard recycled paperboard products, and to assume ownership and operate the Newport Mill and the Business, as so modified, on or before October 31, 2000.

                                      TERMS

         NOW, THEREFORE, for and in consideration of the mutual promises expressed herein, the parties, for themselves, their successors and assigns, do hereby agree as follows:

                                   ARTICLE I.

                                     GENERAL

         1.1 Name. The name of the Company is Premier Boxboard Limited LLC.

         1.2 Business and Scope of Company.

         (a) The business of the Company shall be to make the Modifications, to assume ownership and operation of the Newport Mill and the Business, as so modified, on or before October 31, 2000, to enter into activities incidental thereto, and to engage in any activity that may be lawfully engaged in by a limited liability company.

         (b) Nothing contained in this Agreement shall be deemed in any way or manner to prohibit or restrict the right of any Member or its affiliates to conduct any business or activity whatsoever, even if such business or activity competes with the Company, the Business or the business of any other Member, and there shall be no such restrictions on either Member except those set forth in the Formation Agreement.

         1.3 Principal Office. The principal office of the Company shall be maintained at offices located at P.O. Box 428, State Road #63, Newport, Indiana 47966, or at such other place as may be designated by the Members.

         1.4 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 1013 Centre Road, Wilmington, Delaware 19805. The name of its initial registered agent at such address is Corporation Service Company. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Delaware pursuant to the Act and the applicable rules promulgated thereunder.

         1.5 Term. The term of the Company commenced on the date its Certificate of Formation was filed with the Secretary of State of Delaware and shall continue until the filing of a Certificate of Cancellation with the Secretary of State of Delaware as provided in SECTION 8.4.

         1.6 Tax Status. The Members intend that the Company shall be treated as a partnership for Federal and state income tax purposes, rather than an association taxable as a corporation, and neither the Members nor the Company shall make any election pursuant to Treasury Regulation ss. 301.7701-3(c) or any similar state statute, regulation, rule or policy to be treated as other than a partnership for Federal and state income tax purposes.

         1.7 Names and Addresses of Members. The names and addresses of the Members are set forth on Exhibit A attached hereto, as such exhibit and addresses may be amended or changed from time to time.

                                   ARTICLE II.

                               FORMATION AGREEMENT

         2.1 Formation Agreement. The Members agree to comply with all of the terms and conditions of the Formation Agreement.

                                  ARTICLE III.

                              CAPITAL CONTRIBUTIONS

         3.1 Initial Capital Contributions. On the date hereof, each Member shall make to the Company the initial capital contribution set forth for such Member on EXHIBIT A hereto.

         3.2 Additional Capital Contributions.

         (a) Each Member shall make to the Company the capital contributions in the amount and manner required by the Formation Agreement.

         (b) The Members agree to make additional capital contributions to the Company in amounts determined by the Members to be necessary to enable the Company to pay its then existing obligations incurred under approved budgets in accordance with good business practices as such become due and payable. Contributions shall be made in proportion to the Members' respective Profit-Sharing Percentages.

         (c) The Members may from time to time require all Members to contribute additional capital to the Company pro rata, in proportion to their respective Profit-Sharing Percentages.

         (d) No Member shall make any voluntary additional capital contributions to the Company without authorization by the Members, and no additional capital contribution shall be made by any Member unless all Members contribute their pro rata portion of the amount requested.

         (e) Notwithstanding the foregoing, each Member shall be required upon thirty (30) days written notice to make additional capital contributions to the Company in proportion to their respective Profit-Sharing Percentages for the purpose of making the Modifications if PBL determines that such contributions are reasonably necessary for the completion of the Modifications. Such notice shall specify the amount of each Member's contribution, the purpose of such contribution and the date on which such contribution shall be made. Any dispute relating to such contributions shall be resolved in accordance with SECTION 10.3, but any such dispute shall not excuse, waive or delay a Member's obligation to make the capital contribution required by this SECTION 3.2(E) in the amount and on the date specified in the notice referenced above.

                                   ARTICLE IV.

                      ACCOUNTING; BANKING; CAPITAL ACCOUNTS

         4.1 Books and Records. The Company shall maintain full and accurate books of account in accordance with Generally Accepted Accounting Principles on an accrual basis (if accrual basis accounting is permitted by federal income tax law), which shall be kept at the Company's principal office. Each Member shall cause to be entered into such books all transactions of or relating to the Company or its business. Each Member shall have access to such books and all other Company records during reasonable business hours. The books shall be closed and balanced monthly and as of the close of the Company's fiscal year and at such other times as may be deemed appropriate.

         4.2 Income Tax Returns and Elections.

         (a) The Company shall provide the Members information on the Company's taxable income or loss that is relevant to reporting the Company's income as well as all other filings, forms, or other information required by federal or state taxing and regulatory authorities. This information shall also show each Member's distributive share of each class of income, gain, loss or deduction. This information shall be furnished to the Members as soon as possible after the close of the Company's taxable year. All elections required or permitted to be made by the Company under the Internal Revenue Code of 1986, as amended, (the "Code") shall be made by the Members.

         (b) The Company shall instruct the Company's accountants or other agents to prepare all required income tax returns for the Company and all federal tax Forms K-1 to be delivered to the Members. Such return shall be provided to the Members at least thirty (30) days prior to the date such returns are due to be filed, including extensions. If no written objection is raised by the Members within fifteen (15) days after receipt of a copy of the returns, the Company shall file (or instruct the Company's accountants to file) such returns in a timely manner. If written objection is raised by a Member, the Members shall attempt to resolve any differences as to such returns before the filing deadlines for the returns. If the Members cannot agree, the Management Committee shall prepare (or cause the Company's accountants to prepare) the final returns as it deems appropriate and file (or cause the Company's accountants to file) such returns, and either Member may proceed with arbitration under SECTION 10.3 to determine if amended returns should be prepared and filed.

         4.3 Fiscal Year. The fiscal year of the Company shall be the calendar year.

         4.4 Banking. All funds of the Company shall be deposited in bank accounts as designated from time to time by the Company. Withdrawals from such accounts may be made upon the signature of individuals, or otherwise, as authorized by the Members to make withdrawals.

         4.5 Loans from Members. The amount of a loan, if any, made to the Company by a Member shall not be considered a contribution to capital of the Company nor shall the making of such loan entitle such Member to an increased share of the profits or losses to be made pursuant to the provisions of this Agreement. All such loans shall be documented by a promissory note of the Company and shall bear interest at the rate, and be subject to the other terms, agreed to by the lending Member and the Members.

         4.6 Maintenance of Capital Accounts.

         (a) An individual capital account shall be established and maintained for each Member. Unless otherwise specifically provided herein, all references to "capital accounts" shall be references to "book" capital accounts and not "tax" capital accounts. Book and tax capital accounts shall be maintained in accordance with Treasury Regulation ss. 1.704-1(b), as those regulations may be amended from time to time.

         (b) Except as otherwise provided in Treasury Regulation ss. 1.704-1(b), each Member's capital account shall be increased (credited) by (A) the amount of money and the fair market value of property contributed as such Member's capital contribution to the Company (net of any liabilities to which the contributed property is subject), and (B) all items of income and gain (including income and gain, if any, exempt from tax) allocated to such Member; and shall be decreased (debited) by (C) the amount of money and the fair market value of property distributed to such Member (net of any liabilities assumed by such Member and liabilities to which such distributed property is subject, and after adjusting the Members' capital accounts by the Members' shares of the unrealized income, gain, loss and deduction inherent in such property and not reflected in such capital accounts previously, as if the property had been sold for its then fair market value), (D) all items of deduction and loss allocated to such Member, and
(E) allocation to such Member of expenditures of the Company described in
Section 705(a)(2)(B) of the Internal Revenue Code (the "Code").

         (c) If the contributed property is reflected on the books of the Company at a book value that differs from the adjusted tax basis of the property, then the capital accounts will be adjusted for allocations of income, gain, deduction and loss with respect to such property as computed for book purposes and the Member's distributive shares of the corresponding tax items will not be independently reflected in such capital accounts, all as set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g). In determining each Member's distributive share of the taxable income or loss of the Company for federal tax purposes, income, gain, loss or deduction with respect to the contributed property shall be allocated to each Member in such a manner as will take into account (as required by Section 704(c) of the Code and any applicable Treasury Regulations thereunder) the difference between the adjusted basis for federal income tax purposes of such property to the Company and the agreed fair market value of such property at the time of its contribution. For such purpose, the Company shall use the Remedial Method (as hereinafter defined) set forth in Treasury Regulation Section 1.704-3(d).

         (d) As used in this Agreement, "Remedial Method" means the remedial allocation method set forth in Treasury Regulation Section 1.704-3(d), such that the variation between the adjusted basis of contributed property and its fair market value shall be recovered using the alternative depreciation system of Internal Revenue Code ss.168(g) for all assets. Specifically, the 13 year alternative depreciation system recovery period assigned to asset class 26.1 in Rev. Proc. 87-56, 1987-2 CB 674, will be followed for assets used in the manufacture of pulp and paper and for all other assets (e.g. buildings, land improvements, office equipment, etc.), the longest period allowed under Internal Revenue Code ss.168(g) and the relevant asset class in Rev. Proc. 87-56 will be followed.

         (e) No Member shall be entitled to withdraw any part of its capital contribution or its capital account or to receive any distribution from the Company, except as expressly provided herein. No interest shall be paid by the Company on capital contributions or on balances in the Members' capital accounts.

                                   ARTICLE V.

            ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTION OF INCOME

         5.1 Allocation of Profits and Losses. For capital account and tax purposes, except where otherwise expressly provided herein, profits, gains, losses, credits and other items realized or recognized by the Company shall be divided among the Members in accordance with the following percentages (the "Profit-Sharing Percentages"):

                           Member                       Profit-Sharing Percentage
         Inland Paperboard and Packaging, Inc.                     50%
         PBL Inc.                                                  50%

         5.2 Special Allocations. The following special allocations shall be made in the following order and priority:

         (a) Minimum Gain Charge-Back. Notwithstanding any other provision of this ARTICLE V, if there is a net decrease in Company minimum gain during any fiscal year or other period, prior to any other allocation pursuant hereto, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation ss. 1.704-2(f) or 1.704-2(i). The items to be so allocated shall be determined in accordance with Treasury Regulation ss. 1.704-2.

         (b) Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a negative balance in its capital account (in excess of any amount that Member is obligated to restore) shall be allocated items of income and gain sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

         (c) Gross Income Allocation. In the event any Member has a deficit capital account at the end of any Company fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
SECTION 5.2(C) shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in this ARTICLE V have been made as if this SECTION 5.2(C) were not in this Agreement.

         (d) Section 704(b) Limitation. Notwithstanding any other provision of this Agreement to the contrary, no allocation of any item of income or loss shall be made to a Member if such allocation would not have "economic effect" pursuant to Treasury Regulation ss. 1.704-1(b)(2)(ii) or otherwise be in accordance with its interest in the Company within the meaning of Treasury Regulation ss.ss. 1.704-1(b)(3) and 1.704-2. To the extent an allocation cannot be made to a Member due to the application of this SECTION 5.2(D), such allocation shall be made to the other Member(s) entitled to receive such allocation hereunder.

         (e) Curative Allocations. Any allocations of items of income, gain, or loss pursuant to SECTIONS 5.2(A)-(D) hereof shall be taken into account in computing subsequent allocations pursuant to this ARTICLE V, so that the net amount of any items so allocated and the income, losses, and other items allocated to each Member pursuant to this ARTICLE V shall, to the extent possible, be equal to the net amount that would have been allocated to each Member had no allocations ever been made pursuant to SECTIONS 5.2(A)-(D).

         (f) Tax Allocations; Code Section 704(c). In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of its contribution. For such purpose, the Company shall use the Remedial Method. Allocations pursuant to this SECTION 5.2(F) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's capital account or share of income, losses, other items, or distributions pursuant to any provision of this Agreement.

         5.3 Distribution of Cash Flow.

         (a) Subject to SECTION 8.3 below, all "cash available for distribution" (as defined in SECTION 5.4 below) of the Company shall be distributed to the Members in accordance with their Profit-Sharing Percentages at times determined by the Management Committee.

         (b) The Company shall not make any distribution to the Members if, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their Membership Interests (as defined in SECTION 7.1(B)) and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair market value of the Company's assets, except that the fair market value of the Company's assets that is subject to a liability for which recourse of creditors is limited shall be included in the Company assets only to the extent that the fair market value of that asset exceeds that liability.

         (c) If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value. Unless the Members otherwise agree on the fair market value of the assets to be distributed, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Management Committee. The profit or loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the profit or loss shall be allocated as provided in this ARTICLE V and shall be properly credited or charged to the capital accounts of the Members prior to the distribution of the assets in liquidation pursuant to SECTION 8.3.

         5.4 Cash Available for Distribution Defined. For purposes of this Agreement, the term "cash available for distribution" shall mean all cash and cash equivalents as shown on the balance sheet prepared for the Company as of the end of its most recent calendar month, less any reasonable reserve established by the Company for each of the following: (a) general working capital for the next twelve month period; (b) capital expenditures for the next succeeding twelve month period; and (c) principal and interest payments with respect to mortgage and other loan obligations of the Company to become due and payable within the next succeeding twelve month period.

                                   ARTICLE VI.

                          POWERS AND DUTIES OF MEMBERS

         6.1 Control and Management. The Company shall be managed by its Members. The Members shall meet and express their decisions through a Management Committee. Each Member shall designate three of its employees (or employees of its affiliates) as the representatives of such Member on the Management Committee and to act on its behalf in making decisions regarding the management of the Company. The representatives of a Member on the Management Committee shall have one collective vote equal to the Profit-Sharing Percentage of such Member. Each representative to the Management Committee shall hold office until death, resignation or removal by the Member that appointed such member. If a vacancy occurs on the Management Committee, the Member that appointed such vacating representative shall appoint a successor. Each Member may also designate an alternate who shall be authorized to act in the absence of the representative for whom he or she is an alternate. Each alternate shall also hold office until death, resignation or removal by the appointing Member. The initial representatives and alternates of the Management Committee and their successors shall be appointed by the respective Members by written notice to the other Members. All decisions concerning the management of the Company that are made by the Management Committee shall be the act of the Company.

         6.2 Meetings. Meetings of the Management Committee shall be held on five (5) days' notice or on such shorter notice as may be mutually agreeable to the Members, on the call of a Member or Members owning at least one-third of the Profit-Sharing Percentages. Notice of the time and place of each meeting shall be given to each Member in writing by the Member or Members calling the meeting. Any meeting of the Management Committee may be held by conference telephone call, televideo arrangement or through similar communications equipment. Participation in a meeting via telephone or televideo shall constitute presence in person at such meeting.

         6.3 Quorum. The Management Committee may take action on a matter at a meeting only if Members representing a majority of the Profit-sharing Percentages (a "Quorum") are present by their representatives or by proxy. Once a Member is represented for any purpose at a meeting, such Member is deemed present for Quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a Quorum at the opening of any meeting of the Management Committee, such meeting may be adjourned from time to time by the vote of Members holding not less than fifty-one percent (51%) of the Profit-sharing Percentages cast on the motion to adjourn.

         6.4 Proxies. Subject to express notice by a Member to the contrary, any one representative of a Member at a meeting of the Management Committee, in the absence of the other representative of such Member, shall have the authority to vote on behalf of such Member. Members also may vote by one or more other proxies authorized by a written appointment of proxy signed by the Member or by a Member's duly authorized attorney-in-fact and delivered to the Company for inclusion in the minutes or filing with the Company's records.

         6.5 Action by Members. Except as otherwise provided herein, if a Quorum exists, action on a matter is approved if Members holding a majority of the Profit-sharing Percentages vote in favor of the action at a meeting of the Management Committee. As used in this Agreement, the phrase "the approval of the Members," "the consent of the Members" and similar phrases shall mean the approval as set forth in the foregoing sentence except as expressly provided otherwise in this Agreement.

         6.6 Unanimous Written Consent. Any action that is required or permitted to be taken by the Members may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the Members' Management Committee representatives and delivered to the Company for inclusion in the minutes or filing with the Company's records.

         6.7 Delegation of Authority. Notwithstanding anything to the contrary in this Agreement, the Members hereby delegate to the manager (the "Manager") under the Management Agreement entered into the date hereof (the "Management Agreement"), among the Company, the Members, and Caraustar, the authority to manage the Newport Mill and the Business in accordance with the terms, and subject to the conditions, of the Management Agreement and consent to the exercise by the Manager of the powers conferred by the Management Agreement, and to the employment, when and if the same is deemed necessary or advisable, of such brokers, agents, accountants, attorneys and other advisors as the Manager may determine to be appropriate for the management of the Business. Subject to the provisions of this Agreement and the Management Agreement, the Members and the Manager may also delegate the management of the operation of the Business to agents of the Company as hereinafter described (the "Officers"), and the Members hereby consent to the exercise by the Officers of the powers conferred by this Agreement and to the employment, when and if the same is deemed necessary or advisable, of such brokers, agents, accountants, attorneys and other advisors as the Officers may determine to be appropriate for the management of the Company.

         6.8 Titles and Duties of Officers.

         (a) The Officers of the Company shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other Officers as the Management Committee may from time to time appoint. Any two or more offices may be held by the same person.

         (b) The Officers of the Company shall be appointed by the Management Committee, and each Officer shall hold office until his death, resignation, retirement, removal, termination date under a contract of employment, disqualification or his successor shall have been appointed.

         (c) The compensation of all Officers of the Company shall be fixed by the Management Committee and no Officer shall serve the Company in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Management Committee.

         (d) Any Officer or agent appointed by the Management Committee may be removed by the Management Committee whenever in its judgment the best interests of the Company will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         (e) The Management Committee may by resolution require any Officer, agent or employee of the Company to give bond to the Company, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Management Committee.

         (f) The President shall be the principal executive Officer of the Company and, subject to the control of the Management Committee, shall in general supervise and control all of the business and affairs of the Company. He shall sign, with the Secretary, an Assistant

Secretary or any other proper Officer of the Company thereunto authorized by the Management Committee, any deeds, mortgages, bonds, contracts or other instruments which the Management Committee has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Management Committee or by this Agreement to some other Officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Management Committee from time to time.

         (g) In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as Vice-Presidents, unless otherwise determined by the Management Committee, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President shall perform such other duties as from time to time may be assigned to him by the President or Management Committee.

         (h) The Secretary shall: (a) maintain any records of the meetings of Members of the Management Committee in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian of the Company records; (d) keep a register of the post office address of each Member which shall be furnished to the Secretary by such Member; (e) keep or cause to be kept at the Company's registered office or principal place of business a record of the Members, giving the names and addresses of all Members and the Profit-Sharing Percentage held by each; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Management Committee.

         (i) In the absence of the Secretary of in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Management Committee, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Management Committee.

         (j) The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company, receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such depositories as shall be selected by the Management Committee; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Management Committee or by this Agreement.

         (k) In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Management Committee, shall perform the duties of the Treasurer, and when so acting shall have all the powers and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Management Committee.

         6.9 Powers of Members and Officers. No Officer or Member of the Company shall have any right, power or authority to bind the Company or otherwise act on behalf of the Company unless such right, power or authority is set forth in this Agreement, the Management Agreement or, except to the extent further limited by the provisions of SECTION 6.10 hereof, unless pursuant to the consent of the Management Committee. An Officer or Member, acting with the consent of the Management Committee, or where permitted by the Management Agreement, the Manager, shall have the authority to:

         (a) negotiate, enter into, and execute leases and contracts, and to incur obligations for and on behalf of the Company in connection with the business of the Company;

         (b) borrow money for and on behalf of the Company in connection with the Company's business and to pledge the credit and property of the Company for such purposes, including obtaining a line(s) of credit from a bank or banks, and drawing upon such line of credit as is reasonably needed for working capital to enable the Company to conduct its business and pay the Company's bills as they become due;

         (c) execute on behalf of the Company any and all documents or instruments that are appropriate in carrying out the purposes of the Company; and

         (d) cause all things to be done on behalf of the Company appropriate to accomplish the Company purposes.

         6.10 Major Decisions. Except to the extent permitted by the Management Agreement, neither the Company nor any Member or Officer thereof shall take or agree to take any of the following actions (each, a "Major Action") without the consent of all of the Members:

         (a) Admit any person as a Member (except pursuant to the first sentence of SECTION 7.3);

         (b) Take any action in contravention of this Agreement, the Formation Agreement, the Management Agreement, the Caraustar Marketing Agreement (as defined in the Formation Agreement) or the Inland Marketing Agreement (as defined in the Formation Agreement) (collectively, the "Ancillary Documents");

         (c) Settle any claim in excess of $50,000 or confess a judgment against the Company;

         (d) Make a non-pro rata distribution or return of capital to any Member, except as otherwise provided in this Agreement;

         (e) Amend this Agreement or the Ancillary Documents;

         (f) Change or reorganize the Company into any other legal form;

         (g) Make capital expenditures that have not been included in the budgets approved pursuant to the Management Agreement or otherwise approved by all Members;

         (h) Acquire shares of, or any ownership and other equity interests in, any corporation, partnership, limited liability company or other legal entity, or create any partnership or other legal entity;

         (i) Except as required by law, change or permit to be changed in any substantial way the accounting process and procedures employed in keeping the books of account or preparing for financial statements or income tax returns with respect to the operating or management of the Company or the property of the Company;

         (j) Adopt future annual operating budgets, future business plans, and future capital budgets of the Company;

         (k) Approve any agreements, documents or other arrangements between or involving the Company and any Member or affiliate thereof (except as otherwise provided in this Agreement or the Ancillary Documents), as well as any amendment, consent or waiver with respect to such arrangement;

         (l) Approve any agreement not in the ordinary course of business;

         (m) Approve any material transaction regarding buildings and land, including the lease, purchase, sale and mortgage thereof;

         (n) Approve loans, guaranties, surety bonds, indemnity bonds or other extensions of credit to or by the Company, other than trade indebtedness incurred in the ordinary course of business;

         (o) Approve any unbudgeted acquisition or disposition of assets of the Company, other than in the ordinary course of business;

         (p) Make any partial or full payment of principal under a loan to be obtained by Inland having an original principal amount of $50,000,000 (the "Inland Loan") and secured by certain assets to be contributed by Inland to the Company subject to the Inland Loan, except to the extent required by any documents evidencing or executed in connection with the Inland Loan;

         (q) Take any action which would make impossible the ordinary conduct of Company business, including selling, transferring or otherwise disposing of all or substantially all of the Company's assets;

         (r) File or consent to the filing of a petition for or against the Company under any federal or state bankruptcy, insolvency or reorganization act or make, execute or deliver on behalf of the Company any assignment for the benefit of creditors;

         (s) Merge the Company into or with any other entity; or

         (t) Dissolve and liquidate the Company, except as otherwise provided in
SECTION 8.1 hereof.

The Members' failure to unanimously consent to a Major Action, subject to the provisions of SECTION 6.11 below, shall mean that such Major Action has been rejected by the Members and that the Company will refrain from undertaking such Major Action.

         6.11 Deadlock and Resolution. A "deadlock" shall be deemed to have occurred in the event that a unanimous consent has not been obtained within 30 days after a Member has made a written request to the other Members to consent to a Major Action. If a deadlock occurs, then:

         (a) Senior representatives of each Member, which shall include the Chairmen of the Boards of the ultimate parents of each Member, if necessary, who have authority to settle the dispute shall confer in good faith in an attempt to reach an agreement regarding such Major Action within 30 days.

         (b) If such representatives fail to reach an agreement within 30 days, the Members agree to try in good faith to settle their deadlock by mediation administered by the AAA under its Commercial Mediation Rules and in accordance with the following procedures:

                  (i) The costs of the mediation, including fees and expenses, shall be borne equally by the Members.

                  (ii) All verbal and written communications between the parties and issued or prepared in connection with this SECTION 6.11(B) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise) in any arbitration or other proceedings for the resolution of the dispute.

                  (iii) The initial mediation meeting between the Representatives and the mediator shall be held within thirty (30) days after a Member has provided notice ("Mediation Notice") to the other Member that it is commencing the mediation process, which process shall
         (A) not occur prior to the expiration of the 30 day period referred to in SECTION 6.11(A) and (B) occur within 60 days after the expiration of such 30 day period. Any member may terminate the mediation process upon the earlier to occur of (A) the failure of the initial mediation meeting to occur within thirty (30) days after the date of the Mediation Notice despite the good faith efforts of the Member seeking to terminate mediation, (B) the passage of sixty (60) days from the date of the Mediation Notice without the dispute having been resolved, and (C) such time as the mediator makes a finding that there is no possibility of resolution through mediation.

                  (iv) Upon any termination of the mediation process, the mediator shall make a determination of whether the deadlock involves a matter that is fundamental to the continued operation of the Business.

         (c) If the mediation process is terminated by a Member in good faith pursuant to SECTION 6.11(B)(III) above with respect to a dispute over a Major Action either (i) deemed fundamental to the continued operation of the Business by the mediator under SECTION 6.11(B)(IV) above or (ii) described in SECTIONS 6.10(Q)-(T), the deadlock shall be deemed a deadlock event ("Deadlock Event") enabling either party to initiate the buyout process described in SECTION 7.3 below.

         6.12 Conveyances. All third parties shall be protected and shall be exonerated from any and all liability if they deal with the Company on the basis of agreements or documents of conveyance approved and executed by agents with authority from the Management Committee or the Manager pursuant to authority granted under the Management Agreement.

         6.13 Contracting in Company Name. Unless otherwise approved by the Management Committee or the Manager pursuant to the Management Agreement, all obligations incurred and contracts and other relationships entered into for or on behalf of or for the benefit of the Company shall be made or taken in the name of the Company or, if taken in the name of one of the Members, shall be assigned to the Company. In furtherance of the foregoing, each Member hereby agrees that any such obligations, contracts or relationships are and will be held solely for the benefit and on behalf of the Company, may be enforced directly by it, and the same, whether now held or hereafter acquired, are, by these presents, hereby assigned, transferred and set over to the Company. Further, each such Member agrees that it will from time to time and at all times do such other and further acts and execute and deliver such further assignments and documents as may be reasonably necessary to effect the assignment hereby made.

         6.14 Expenses. The Company shall reimburse each Member for all reasonable expenses, if any, incurred in connection with the organization, management and operation of this Company. No Member's employees or agents shall receive a salary nor shall any Member otherwise be compensated for its services to the Company unless such compensation is approved by the Management Committee.

         6.15 Indemnification.

         (a) To the fullest extent permitted under the Act, the Company shall indemnify the Company's officers, the representatives to the Management Committee (including any alternates), the Manager and the Members (and the respective officers, directors, employees, agents, members and shareholders of each of the foregoing) (each of the foregoing, an "Indemnitee") in connection with the management and operation of the Company when the same shall be acting within the scope of their authority conferred by the provisions of this Agreement or pursuant to a duly authorized delegation of authority from the Management Committee (including, without limitation, delegation of authority to the Manager under the Management Agreement); provided that no such indemnification shall be available in respect of (i) any loss or damage resulting solely from international misconduct, gross negligence or a knowing violation of law by the party seeking indemnification of its Affiliates or (ii) a transaction for which the Person seeking indemnity hereunder or its Affiliate received a personal benefit in violation or breach of the provisions of this Agreement.

         (b) To the extent that an Indemnitee is successful on the merits or otherwise in any Proceeding (as hereafter defined), such Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this SECTION 6.15(B) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. For purposes of this SECTION 6.15, "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative that arise out of or otherwise relate to this Agreement and the terms hereof.

         (c) The Company shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.

         6.16 Downtime. For the period specified below, PBL, so long as it remains the Manager, will manage the Newport Mill such that for any calendar quarter, paper machine downtime at the Newport Mill due to lack of business shall be no greater than the average paper machine downtime at Caraustar's other mills manufacturing gypsum facing paper due to lack of business. The foregoing restriction shall apply commencing on the date the Newport Mill first begins production of gypsum facing paper and shall continue for so long as Caraustar's direct or indirect ownership interest in the LLC is less than 100%.

         6.17 Business Opportunity. In the event that either Member (or any affiliate thereof) proposes to construct or purchase another fourdrinier style, light weight, gypsum facing paper mill (other than a mill as to which 100% of the output is contracted to one customer), such Member shall provide, and shall cause its affiliates to provide, the LLC with the opportunity to pursue such construction or purchase prior to such Member of affiliate undertaking such construction or purchase on its own.

                                  ARTICLE VII.

         WITHDRAWAL OF MEMBERS; TRANSFERABILITY OF MEMBERSHIP INTERESTS

         7.1 Restrictions on Transfer.

         (a) It is the present intent of the Members that they shall not voluntarily withdraw as Members and shall not transfer their Membership Interests (as defined in SECTION 7.1(B)). The Members recognize, however, that certain events may occur which would give rise to a separation of interests of the Members. In order, therefore, to provide sufficient safeguards for each Member and to provide for continuity of the Company, the withdrawal or transfer of an interest in the Company shall be governed as set forth in this ARTICLE
VII. Each Member agrees that neither it, its successors, nor assigns will withdraw, sell, transfer or assign its Membership

Interest without complying with the requirements of this ARTICLE VII. Transfers in contravention of this ARTICLE VII shall be void ab initio.

         (b) Except as may be expressly provided in this Agreement, a Member may not withdraw, sell, transfer, assign, pledge or otherwise voluntarily dispose of or encumber (by operation of law or otherwise) ("Transfer") all or part its rights and interest as a Member of the Company (its "Membership Interest") without the written consent of the other Member(s) in accordance with the terms and conditions set forth in such consent; provided, however, a Member may pledge its Membership Interests to a lender providing credit to such Member if such Member is obligated to pledge all, or substantially all, of the equity interests it owns as a condition to receiving or maintaining such credit; and provided, further, a Member may Transfer all, but not less than all, of its Membership Interest to an Affiliate (as hereinafter defined); and provided, further, a Member may voluntarily Transfer its interest to another Member (other than pursuant to SECTION 7.2). A Member who transfers its Membership Interest to an Affiliate shall remain obligated under this Agreement to assure that the Affiliate performs all of the obligations of the transferring Member. For purposes of this Agreement, an "Affiliate" means, with reference to a person, any person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. An appropriate amendment to this Agreement shall be executed with respect to any transfer of a Member's Membership Interest or portion thereof.

         7.2 Purchase Option Upon Involuntary Transfer or Breach.

         (a) Upon the occurrence of any of the following events (each an "Involuntary Transfer") concerning any Member, the other Member shall have the right to purchase, at the purchase price determined pursuant to SECTION 7.2(D), the entire Membership Interest held by such Member on the terms and conditions set forth in this SECTION 7.2:

                  (i) the filing of a petition by a Member for relief as a debtor or bankrupt under the U.S. Bankruptcy Code or any similar federal or state law affording debtor relief proceedings; the adjudication of insolvency of a Member as finally determined by a court proceeding or the filing by or on behalf of a Member to accomplish the same or for the appointment of a receiver, custodian, assignee or trustee for the benefit of creditors of a Member;

                  (ii) the commencement of any proceedings relating to a Member by a third party under the U.S. Bankruptcy Code or similar federal or state law or other reorganization, arrangement, insolvency, adjustment of debt or liquidation law; the allowance of a Member's Membership Interest (or portion thereof) to become subject to attachment, garnishment, charging order, or similar charge unless any such preceding enumerated event is susceptible to cure and is cured within ninety (90) days;

                  (iii) any voluntary withdrawal or attempted withdrawal of a Member other than as a result of a transfer of such Member's Membership Interest in accordance with this ARTICLE VII.

                  (iv) failure by any Member to make capital contributions under
         SECTION 3.2 and such failure is not cured within thirty (30) days after notice of such breach is provided in writing; or

                  (v) the dissolution or termination of any Member that is a partnership or limited liability company; the liquidation of any Member that is a corporation; and the death or adjudication of incompetency of any individual Member.

         (b) Any Member whose Membership Interest is subject to the purchase rights created by this SECTION 7.2 is referred to as the "Defaulting Member." Any Defaulting Member shall have the obligation to give notice to the other Member and the Company of any event triggering purchase rights under this
SECTION 7.2.

         (c) Upon the occurrence of any Involuntary Transfer, the non-defaulting Member (or if there is more than one non-defaulting Member, the non-defaulting Members holding a majority of both the Profit-Sharing Percentages and capital account balances of the non-defaulting Members) shall have the right (i) to purchase the entire interest of the Defaulting Member or to arrange such a purchase by the Company or a third party or parties acceptable to the non-defaulting Member, at the purchase price and upon such terms as may be agreed to by the parties, or in the absence of Agreement, such price and terms as may be determined as specified in SECTION 7.2(D) and thereafter, to continue the business of the Company, (ii) to allow the Defaulting Member or its representatives, successors or assigns to continue to participate in the Company, but only with the interest of an assignee as described in SECTION 7.3 herein, and to continue the business of the Company, or (iii) to terminate the Company by liquidation and distribution of Company assets as provided in SECTION
8.1 below. The non-defaulting Member must exercise such option by written notice to the Defaulting Member or the personal representative or the successor in interest of the Defaulting Member within thirty (30) days after the later of the Involuntary Transfer (or receipt of notice thereof by the non-defaulting Member).

         (d) Any purchase of the interest of a Defaulting Member under SECTION 7.2(C)(I) above shall be accomplished as follows:

                  (i) The purchase price of a Defaulting Member's Membership Interest (or any portion thereof) shall be as agreed upon by the non-defaulting Member (or other purchasing party) electing to purchase and the Defaulting Member or his personal representative or successor in interest. If a purchase price cannot be agreed upon within ten (10) business days after the non-defaulting Member exercises its option to purchase pursuant to SECTION 7.2(C) above, the purchase price shall be a sum equal to the balance of the Defaulting Member's capital account as of the date of the event of withdrawal as shown on the records of the Company adjusted to reflect the fair market value of all assets of the Company less Company liabilities and the costs of effecting the purchase. The fair market value of the assets of the Company shall be determined by appraisers as of the date of the Involuntary Transfer within thirty (30) days of the Involuntary Transfer, one of which shall be selected by the Defaulting Member or his personal representative or successor in interest and one of which shall be selected by the non-defaulting Member electing to purchase (or other purchasing party). If the appraisers do not agree (but the values determined by such appraisers are within ten percent of the higher valuation), then the average of the values determined by the two appraisers shall be fair market value for purposes of this Section. If the difference between the values determined by the appraisers selected by the Defaulting Member and the non-defaulting Member is not within ten percent of the higher valuation, then such appraisers shall select a third appraiser whose valuation shall be determined within 30 days of the previous appraisals and shall be definitive. The valuation as so determined shall be binding on the parties. The costs of the appraisals shall be equally borne by the non-defaulting Member(s) (or other purchasing party) electing to purchase and the Defaulting Member.

                  (ii) Any Involuntary Transfer under SECTION 7.2 shall result in the right of the remaining Member to purchase the interest of the withdrawing Member at the valuation determined above discounted by fifteen percent (15%); provided, however, that such discount shall not be exclusive of any other right or remedy available to a Member or the Company under this Agreement or applicable law against the withdrawing Member.

         (e) The purchase price determined above shall be payable in the full amount thereof in cash at closing. Unless otherwise agreed, closing shall occur at the principal address of the Company on a date specified by the purchaser but in no event later than sixty (60) days after the determination of the purchase price. The purchase price as determined and paid above shall be in full and complete satisfaction of the Defaulting Member's Membership Interest (or portion thereof purchased) and shall be binding upon the Defaulting Member and his respective successors and/or assigns. Coincident with the purchase of a Defaulting Member's Membership Interest, the purchaser(s) shall purchase at face value any loans owed by the Company to the Defaulting Member. Coincident with the transfer of a Defaulting Member's Membership Interest, the Defaulting Member, or his personal representative or other successor in interest shall execute and deliver to the non-Defaulting Member(s) electing to purchase (or other purchaser) all instruments required to effectively transfer its entire interest (or portion thereof which may be purchased) in the Company to the non-Defaulting Member(s) electing to purchase (or other purchaser) and shall pay or cause payment of any outstanding loan owed by the Defaulting Member to the Company.

         7.3 Purchase Option Upon Deadlock or Change of Control.

         (a) Upon the occurrence of any of the following events (each a "PBL Purchase Event"), PBL shall have the right and option to purchase, at the purchase price determined pursuant to SECTION 7.3(E), the entire Membership Interest held by Inland on the terms and conditions set forth in this SECTION 7.3:

                  (i) sale or other disposition of a substantial portion of the assets of Inland or any agreement is entered into pursuant to which such sale or other disposition would occur;

                  (ii) except with respect to the Newport Mill, Temple-Inland Inc. ("Temple") and its direct and indirect subsidiaries shall discontinue production of containerboard;

                  (iii) a Change of Control of Inland or Temple; or

                  (iv) a Deadlock Event shall have occurred.

         (b) Upon the occurrence of any of the following events (each an "Inland Purchase Event"), Inland shall have the right to put to PBL, at the purchase price determined pursuant to SECTION 7.3(E), the entire Membership Interest held by Inland on the terms and conditions set forth in this SECTION 7.3:

                  (i) sale or other disposition of a substantial portion of the assets of Caraustar, or any agreement is entered into pursuant to which such sale or other disposition would occur;

                  (ii) a Change of Control of PBL or Caraustar; or

                  (iii) a Deadlock Event shall have occurred.

         (c) Inland shall have the obligation to give notice to the other Member and the Company of any PBL Purchase Event (other than a Deadlock Event). PBL shall have the obligation to give notice to the other Member of any Inland Purchase Event (other than a Deadlock Event). For purposes of SECTION 7.3(A) AND 7.3(B), "Change of Control" shall mean (i) any person or "group" (within the meaning of Section 13(d)(3) under the Securities and Exchange Act of 1934 (the "Exchange Act"), shall, directly or indirectly, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities representing 50% or more of the combined voting power of the then outstanding securities of such party ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding shares so convertible. For purposes of this definition, "voting power" shall be determined with reference to the then outstanding securities of such party ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding securities of Temple other than voting stock.

                  (d)(i) Upon the occurrence of any PBL Purchase Event, PBL shall have the right to purchase the entire Membership Interest of Inland or to arrange such a purchase by the Company or a third party or parties acceptable to PBL, at the purchase price and upon such terms as may be agreed to by the parties, or in the absence of Agreement, such price and terms as may be determined as specified in SECTION 7.3(E). PBL must exercise such option by written notice to the other Member or the successor in interest of the other Member within thirty (30) days after the later of the PBL Purchase Event or receipt of notice thereof by PBL.

                   (ii) Upon the occurrence of any Inland Purchase Event, Inland shall have the right to put to PBL (in which case PBL shall be obligated to purchase) the entire Membership Interest of Inland at the purchase price and upon such terms as may be agreed to by the parties, or in the absence of agreement, such price and terms as may be determined as specified in SECTION 7.3(E). Inland must exercise such option to put by written notice to the other Member or the successor in interest of the other Member within thirty (30) days after the later of the Inland Purchase Event or receipt of notice thereof by Inland.

                  (iii) The PBL Purchase Events and the Inland Purchase Events are sometimes referred to collectively as a "Purchase Event".

         (e) The purchase price of the Membership Interest of Inland purchased pursuant to this SECTION 7.3 shall be determined by mutual agreement of PBL and Inland (or Inland's successor in interest). If a purchase price cannot be agreed upon within ten (10) business days after PBL exercises its option to purchase (or Inland requires PBL to so exercise) pursuant to SECTION 7.3(D) above, the purchase price shall be equal to the fair market value of Inland's Membership Interests in the LLC as a going concern, but in no event less than $50,000,000. The fair market value of the Membership Interest of Inland shall be determined by appraisers as of the date of the Purchase Event within thirty (30) days of the Purchase Event, one of which shall be selected by Inland or its successor in interest and one of which shall be selected by PBL. If the appraisers do not agree (but the values determined by such appraisers are within ten percent of the higher valuation), then the average of the values determined by the two appraisers shall be the fair market value for purposes of this Section. If the difference between the values determined by the appraisers selected by Inland (or its successors in interest) and PBL is not within ten percent of the higher valuation, then such appraisers shall select a third appraiser whose valuation shall be determined within 30 days of the previous appraisals and shall be definitive. The valuation as so determined shall be binding on the parties. The costs of the appraisals shall be equally borne by PBL and Inland (or its successor in interest).

         (f) The purchase price determined above shall be payable in the full amount thereof in cash at closing. Unless otherwise agreed, closing shall occur at the principal address of the Company on a date specified by PBL but in no event later than sixty (60) days after the determination of the purchase price; provided, that with respect to a Purchase Event occurring prior to the Closing (as defined in the Formation Agreement) the closing of the purchase pursuant to this SECTION 7.3 shall not occur prior to the Closing. The purchase price as determined and paid above shall be in full and complete satisfaction of Inland's Membership Interest and shall be binding upon Inland and its successors and/or assigns. Coincident with the purchase of Inland's Membership Interest, PBL (or such other purchaser) shall purchase at face value any loans owed by the Company to Inland. Coincident with the transfer of Inland's Membership Interest, Inland or its successor in interest shall execute and deliver to PBL (or such other purchaser) all instruments required to effectively transfer its entire interest in the Company to PBL (or such other purchaser) and shall pay or cause payment of any outstanding loan owed by Inland to the Company. Coincident with the purchase of Inland's Membership Interest, PBL (or such other purchaser) shall obtain a release of Inland's guaranty of any indebtedness of PBL, regardless of whether such indebtedness is secured by the assets of PBL.

         7.4 Rights of Assignors and Assignees. Any transfer of a Membership Interest to an existing Member or an Affiliate thereof shall be effective to make the transferee thereof a Member without further action by any person. Any other sale, assignment or transfer, whether voluntary or involuntary of any membership interest shall be effective to give the assignee only the right to receive the share of income, losses and distributions to which the assignor would otherwise be entitled and shall not be effective to constitute the assignee as a Member. Any Member that transfers all of its Membership Interest voluntarily or involuntarily shall be removed automatically as a Member without further action or approval by any person. An assignee who does not become a Member shall have no right to share in any management decisions, no voting rights, no right to examine Company books and records, and no other rights of any kind whatsoever except as described in the preceding sentence. Any assignee of the interest of a Member shall be admitted as a Member of the Company only after the following conditions are satisfied:

         (a) The remaining Member (or remaining Members holding a majority of the Profit-Sharing Percentages exclusive of any interests of the assignor and assignee) consent in writing to the admission of the assignee as a Member, which consent may be granted or denied in the absolute discretion of such remaining Member;

         (b) the duly executed and acknowledged written instrument of assignment has been filed with the Company, setting forth the intention of the assignor that the assignee become a Member;

         (c) the assignee has consented in writing in a form satisfactory to the remaining Member (or remaining Members holding a majority of the Profit-Sharing Percentages exclusive of any interests of the assignor and assignee) to be bound by all of the terms of this Agreement in the place and stead of the assignor; and

         (d) the assignor and assignee have executed and acknowledged such other instruments as the remaining Member (or remaining Members holding a majority of the Profit-Sharing Percentages exclusive of any interests of the assignor and assignee) may deem necessary or desirable to effect such admission.

         Any assignee of a Membership Interest who does not become a Member, whether or not admitted as a Member, shall be subject to all terms of this Agreement. Without limiting the generality of the foregoing, any such assignee who desires to make a further assignment of such Membership Interest shall be subject to all provisions of this ARTICLE VII to the same extent and in the same manner as any Member desiring to make an assignment of its interest.

                                  ARTICLE VIII.

                 TERM, TERMINATION, DISSOLUTION AND LIQUIDATION

         8.1 Events of Dissolution. Except as expressly provided herein, no Member shall have the right to cause a dissolution of the Company. The Company shall be dissolved upon the earlier of (a) the unanimous consent of all Members;
(b) the sale by the Company of all or substantially all of its assets, and the receipt by the Company of the purchase price in full (provided, however, that the Company may continue for the purpose of collecting the sales proceeds); (c) failure of the Members to supply funds necessary for the operation of the Company, either by capital contributions or loans; (d) an Involuntary Transfer occurs with respect to a Member and the non-defaulting Member(s) elect to dissolve the business of the Company as provided in SECTION 7.2(C)(III); or (e) the acquisition by a Member of 100 percent of the ownership interests in the Company.

         8.2 Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, except as permitted or required by the Act. Upon dissolution, the Liquidating Trustee (as defined in SECTION 8.3(A)) shall file a statement of commencement of winding up pursuant to the Act and publish the notice permitted by the Act.

         8.3 Winding Up the Company.

         (a) If an event of dissolution occurs, as described in SECTION 8.1 above, a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to the provisions of this ARTICLE VIII. The Members owning a majority of the Ownership Percentages shall appoint a liquidating trustee (the "Liquidating Trustee"). The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions as provided herein.

         (b) Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company's assets in kind. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the fair market value of such assets, and each Member's Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the net gain or net loss recognized thereby had been allocated to and among the Members in accordance with ARTICLE V above.

         (c) The Members shall continue to share profits, gains and losses during the liquidation in the same manner as before dissolution. The proceeds from liquidation of Company assets shall be applied as follows: (i) payment to creditors of the Company in the order of priority provided by law, and the establishment of reserves for any unforeseen or not yet due liabilities or obligations; (ii) payment to the Members of their respective capital account balances; and (iii) remaining amounts, if any, to the Members in accordance with their respective Profit-Sharing Percentages.

         8.4 Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Secretary of State of Delaware in accordance with Section 18-203 of the Act.

         8.5 Return of Contribution; Nonrecourse Against Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its capital contributions. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

         9.1 Representations and Warranties. On and as of the Effective Date, each of the Members hereby represents and warrants to each other that:

         (a) Such Member is duly organized and validly existing under the laws of the state of its organization and has the requisite power and authority to enter into and carry out the terms of this Agreement;

         (b) All authorization actions required to be taken by such Member to execute and deliver this Agreement and to perform its obligations hereunder have been duly taken, and no further approval of any board, court, or other body is necessary in order to permit such Member to consummate this Agreement and the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms;

         (c) To the best of such Member's knowledge, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to such Member or which would materially adversely affect formation, existence or purpose of the Company; and

         (d) The execution, delivery and performance by such Member of this Agreement does not and will not violate any provision of its organizational documents or any contract, agreement or other instrument to which it is a party or contravene any requirement of law.

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1 Notices. All notices or requests provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if hand delivered or if deposited in the United States mail, addressed to the party to be notified, postage paid and registered or certified, return receipt requested. All notices to be given to the Members (or their respective owners) shall be sent to or made at the following addresses:

                                                       Address
                                                       -------
Inland Paperboard and Packaging, Inc.                  Inland Paperboard and Packaging, Inc.
                                                       4030 Vincennes Road
                                                       Indianapolis, Indiana  46268
                                                       Attn:  Executive Vice President-Paperboard Group

                                                       Copies to:

                                                       Inland Paperboard and Packaging, Inc.
                                                       4030 Vincennes Road
                                                       Indianapolis, Indiana  46268
                                                       Attn:  General Counsel

PBL Inc.                                               c/o Caraustar Industries, Inc.
Caraustar Industries, Inc.                             Post Office Box 115
                                                       3100 Washington Street
                                                       Austell, Georgia 30106
                                                       Attn: Chief Financial Officer

or at such other address as shall be designated by the respective Members.

         10.2 Remedies. Each of the Members hereby acknowledges that a default under this Agreement will cause irreparable harm and damage to the Company and the other Members. Therefore, each of the Members hereby agrees that in the event of a breach or default hereunder by any Member, the other Members, or any one of them, may seek specific performance of the obligations of the respective Members hereunder, and no other Member shall oppose such attempt to obtain specific performance on the ground that there exists adequate remedy at law for any such breach or default. The remedies referred to in this paragraph shall be non-exclusive, cumulative and in addition to all other remedies of the parties hereto.

         10.3 Arbitration of Disputes. All claims or disputes arising between the Members relating to this Agreement or the breach thereof shall be decided by arbitration in the City of Indianapolis, Indiana in accordance with the Rules of the American Arbitration Association then obtaining, unless the Members mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing by any Member with the other Members and with the American Arbitration Association, and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator(s) respecting claims under this Agreement of any breach thereof shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder, or any other manner, any person or entity not a party to the agreement under which arbitration arises unless it is shown at the time the demand for arbitration is filed that (1) such person or entity is substantially involved in a common question of fact or law; (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration; and
(3) the interest or responsibility of such person or entity in the matter is substantial. The provisions of this Agreement concerning arbitration and any other written agreement to arbitrate referred to herein shall be specifically enforceable under the prevailing arbitration law.

         10.4 Governing Law. This Agreement and the obligations of the Members hereunder shall be construed in accordance with the laws of the State of Delaware.

         10.5 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of such other Member of the same or any other obligations hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare any other Member in default, without regard to the period of time such failure shall continue, shall not constitute a wavier by a Member of his rights hereunder.

         10.6 Integration. This Agreement, together with the Formation Agreement and the Management Agreement of even date herewith, set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. It shall not be changed, modified or amended except in writing and signed by all the parties affected thereby.

         10.7 Severability. If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         10.8 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         10.9 Counterparts. This Agreement may be executed in two or more counterparts, and each executed counterpart shall be considered an original executed counterpart of this Agreement.

         10.10 Guaranty. Caraustar hereby irrevocably and unconditionally guarantees the full and prompt payment and performance of all amounts owing and other obligations of PBL, under this Agreement, subject to the rights and defenses of PBL under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by signature of their respective officers, thereunto duly authorized, as of the day and year first above written.


                        PREMIER BOXBOARD LIMITED LLC

                        By:      PBL Inc., its Manager

                        By:      /s/ H. Lee Thrash, III
                                 ------------------------------------------
                        Name:    H. Lee Thrash, III
                        Title:   Vice President


                        INLAND PAPERBOARD AND PACKAGING, INC.

                        By:      /s/ William B. Howes
                                 ------------------------------------------
                        Name:    William B. Howes
                        Title:   Chairman and Chief Executive Officer


                        PBL INC.

                        By:      /s/ H. Lee Thrash, III
                                 ------------------------------------------
                        Name:    H. Lee Thrash, III
                        Title:   Vice President


                        For Purposes of SECTION 10.10 Only:


                        CARAUSTAR INDUSTRIES, INC.

                        By:      /s/ H. Lee Thrash, III
                                 ------------------------------------------
                        Name:    H. Lee Thrash, III
                        Title:   Vice President and Chief Financial Officer

                                    EXHIBIT A

Member                                      Initial Capital Contribution

Inland Paperboard and Packaging, Inc.
4030 Vincennes Road
Indianapolis, Indiana  48268                           $1,000

PBL Inc.
P.O. Box 115
3100 Washington Street
Austell, Georgia  30001                                $1,000